POWER OF ATTORNEY
We, the undersigned officers and Trustees of The Wright Managed Equity Trust, a Massachusetts business trust, do hereby constitute and appoint Judith R. Corchard, Peter M. Donovan, and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement  filed by The Wright Managed Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Name	Capacity	Date

/s/ Peter M. Donovan Peter M. Donovan	President, Principal Executive Officer and Trustee	December 1, 2009

/s/ Gale L. Bertrand Gale L. Bertrand	Treasurer, Principal Financial and Accounting Officer	December 1, 2009

/s/ James J. Clarke James J. Clarke	Trustee	December 1, 2009

/s/ Dorcas R. Hardy Dorcas R. Hardy	Trustee	December 1, 2009

/s/ A.M. Moody, III A.M. Moody, III	Trustee	December 1, 2009

/s/ Richard E. Taber Richard E. Taber	Trustee	December 1, 2009